Exhibit 99.1

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EDITED TRANSCRIPT DIOD.OQ - Q3 2023 Diodes Inc Earnings Call

EVENT DATE/TIME: NOVEMBER 08, 2023 / 10:00PM GMT

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NOVEMBER 08, 2023 / 10:00PM, DIOD.OQ - Q3 2023 Diodes Inc Earnings Call

C O R P O R A T E P A R T I C I P A N T S

Brett R. Whitmire Diodes Incorporated - CFO

Emily Yang Diodes Incorporated - SVP of Worldwide Sales & Marketing

Gary Yu Diodes Incorporated - COO

Keh-Shew Lu Diodes Incorporated - Chairman, CEO & President

C O N F E R E N C E C A L L P A R T I C I P A N T S

David Neil Williams The Benchmark Company, LLC, Research Division - Senior Equity Analyst

Gary Wade Mobley Wells Fargo Securities, LLC, Research Division - Senior Analyst

Tyler Bomba Robert W. Baird & Co. - Equity Research Analyst

William Stein Truist Securities, Inc., Research Division - MD

Leanne K. Sievers Shelton Group - President

P R E S E N T A T I O N

Operator

Good afternoon, and welcome to Diodes Incorporated Third Quarter 2023 Financial Results Conference Call. At this time, all participants are in a listen-on mode. At the conclusion of today's conference call, instructions will be given for the question-and-answer session. (Operator Instructions)
As a reminder, this conference call is being recorded today, Wednesday, November 8, 2023.

I would now like to turn the call over to Leanne Sievers of Shelton Group Investor Relations. Leanne, please go ahead.

Leanne K. Sievers - Shelton Group - President

Good afternoon, and welcome to Diodes third quarter 2023 financial results conference call. I'm Leanne Sievers, President of Shelton Group, Diodes'
Investor Relations firm. Joining us today from Taiwan are Diodes Chairman, President and CEO, Dr. Keh-Shew Lu, Chief Operating Officer, Gary Yu,
Chief Financial Officer, Brett Whitmire, Vice President of Worldwide Sales and Marketing, Emily Yang and Director of Investor Relations, Gurmeet
Dhaliwal.

I'd like to remind our listeners that the results announced today are preliminary as they are subject to the company finalizing its closing procedures and customary quarterly review by the company's independent registered public accounting firm. As such these results are unaudited and subject to revision until the company files its form 10-Q for its fiscal quarter ending September 30, 2023.

In addition, management's prepared remarks contain forward-looking statements which are subject to risks and uncertainties and management may make additional forward-looking statements in response to your questions. Therefore, the company claims the protection of the safe harbor for forward-looking statements that is contained in the private securities litigation reform act of 1995. Actual results may differ from those discussed today and therefore we refer you to a more detailed discussion of the risks and uncertainties in the company's filings with the Securities and
Exchange Commission including forms 10-K and 10-Q.

In addition, any projections as to the company's future performance represent management's estimates as of today November 8, 2023. Diodes assumes no obligation to update these projections in the future, as market conditions may or may not change, except to the extent required by applicable law. Additionally, the company's press release and management statements during this conference call will include discussions of certain measures and financial information in GAAP and non-GAAP terms, including the company's press release or definitions and reconciliations of GAAP

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NOVEMBER 08, 2023 / 10:00PM, DIOD.OQ - Q3 2023 Diodes Inc Earnings Call

to non-GAAP items which provide additional details. Also throughout the company's press release and management statements during this conference call, we refer to net income attributable to common stockholders as GAAP net income.

For those of you unable to listen to the entire call at this time, a recording will be available via webcast for 90 days in the investor relations section of Diodes' website at www.diodes.com.

And now, I'll turn the call over to Dr. Liu, Diodes' Chairman, President and CEO. Dr. Liu, please go ahead.

Keh-Shew Lu - Diodes Incorporated - Chairman, CEO & President

Thank you, Leanne. Welcome everyone and thank you for joining us today. As announced earlier, today our third quarter results reflected weaker than expected end customer demand in the computing, consumer and communication markets, as well as the overall Asian market. Our original assumption of a market recovery did not materialize throughout the quarter. However, our automotive product revenue in the third quarter remained at a record 19% of revenue, contributing to our commodity automotive and industrial revenue being 45% of revenue and above our target model of 40%.

Although, the current environment presented challenges for our business in the near term. I believe, we remain well positioned for a return to growth, as we continue to strive toward our next goal of $1 billion in gross profit.

With that let me turn it over to Gary, Diodes' Chief Operating Officer for some additional insights on the quarter.

Gary Yu - Diodes Incorporated - COO

Thank you, Dr. Lu. Revenue in the quarter was $404.6 million, a 13.4% decrease reflecting the weaker than expected demand in the 3C markets especially, in Asia as Dr. Lu mentioned. Although, our original guidance contemplated a continued reduction in channel inventory, global demand throughout the quarter, did not support a significant decrease in these inventory levels.

In addition to the delayed recovery in the 3C markets, in the fourth quarter we have also begun to see a more broad-based slowdown globally in industrial, as well as softness in some areas of the automotive market. This is primarily related to the customer inventory adjustment, as well as year-end distributor inventory management, which is contributing to our much lower outlook than our typical seasonality. Although the general market is slow, there are certain areas where the demand is beginning to show signs of recovery especially, in the Computing market.

That said, I want to reiterate that despite those weaker demand dynamics, we remain focused on the long-term and our product mix improvement initiatives, as we continue to invest in R&D for new products targeting expanded design wins in the automotive and industrial markets. Additionally, we are further developing the process technology in our previously acquired fabs to build the capability, in preparation for the reduction of our waiver service agreements. In conjunction with those efforts, we also continue to increase manufacturing cost savings across all operations.

These steps represent further enhancements to the actions we have taken over the past several years, which have consistently enabled us to deliver increasing growth and the probability and will continue to do so for years to come.

Let me now turn the call over to Brett, to discuss our third quarter financial results and our fourth quarter guidance in more detail.

Brett R. Whitmire - Diodes Incorporated - CFO

Thanks Gary, and good afternoon, everyone. Revenue for the third quarter 2023 was $404.6 million, down 13.4% from $467.2 million in the second quarter of 2023 and 22.4% from $521.3 million in the third quarter 2022.

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NOVEMBER 08, 2023 / 10:00PM, DIOD.OQ - Q3 2023 Diodes Inc Earnings Call

Gross profit for the third quarter was $155.9 million or 38.5% of revenue, due to the impact of our wafer service agreements combined with higher facility underutilization costs due to the softer than expected demand in the quarter.

This compares to $195.4 million or 41.8% of revenue in the prior quarter and $217.8 million or 41.8% of revenue in the prior year quarter.

GAAP operating expenses for the third quarter were $102 million or 25.2% of revenue and on a non-GAAP basis were $95.6 million or 23.7% of revenue, which excludes $3.8 million of amortization of acquisition-related intangible asset expenses and $2.6 million of restructuring costs. This compares to GAAP operating expenses in the prior quarter of $105.8 million or 22.6% of revenue, and in the third quarter 2022 of $105.4 million or 20.2% of revenue. Non-GAAP operating expenses in the prior quarter were $102 million or 21.8% of revenue.

Total other income amounted to approximately $6.6 million for the quarter consisting of $4.5 million of interest income, $1.3 million of other income, a $1.3 million foreign currency gain and a $0.4 million unrealized gain on investments, and $0.9 million in interest expense.

Income from taxes and non-controlling interest in the third quarter 2023 was $60.5 million, compared to $101 million in the previous quarter and
$109.1 million in the prior year quarter.

Turning to income taxes, our effective income tax rate for the third quarter was approximately 17.6%.

GAAP net income for the third quarter 2023 was $48.7 million or $1.05 for diluted share, compared to $82 million or $1.77 per diluted share in the second quarter 2023 and $86.4 million or $1.88 per diluted share in the third quarter 2022. The share count used to compute gap diluted EPS for the third quarter 2023 was 46.3 million shares.

Non-GAAP adjusted net income for the third quarter was $52.5 million or $1.13 per diluted share, which excluded net of tax $3.1 million of acquisition-related intangible asset amortization, $1.9 million in restructuring costs and a $0.9 million gain on an equity investment. This compares to $73.3 million or $1.59 per diluted share in the prior quarter and $92.2 million or $2 per diluted share in the third quarter 2022.

Excluding non-cash share-based compensation expense of $4.7 million net of tax for the third quarter both GAAP earnings per share and non-GAAP adjusted EPS would have increased by $0.10 per diluted share.

EBITDA for the third quarter was $90.6 million or 22.4% of revenue compared to $133.5 million or $28.6% of revenue in the prior quarter and $141.9 million or 27.2% of revenue in the third quarter 2022.

We have included in our earnings release, a reconciliation of GAAP net income to non-GAAP adjusted net income and GAAP net income to EBITDA, which provides additional details.

Cash flow generated from operations was $50.1 million for the third quarter. Free cash flow was $11.6 million, which included $38.5 million for capital expenditures. Net cash flow was a negative $27.1 million including the pay down of $35.3 million of total debt.

Turning to the balance sheet, at the end of the third quarter cash, cash equivalents, restricted cash plus short-term investments totaled approximately
$308 million. Working capital was $768 million and total debt including long-term and short-term was $53 million.

In terms of inventory, at the end of the third quarter total inventory days were approximately 124, as compared to 112, last quarter. Finished goods inventory days were 34, compared to 30, last quarter. Total inventory dollars increased $18 million from the prior quarter to approximately $343.7 million. Total inventory in the quarter consisted of a $16.5 million increase in raw materials, an $8.9 million increase in finished goods and a $7.4 million decrease in work in process.

Capital expenditures on a cash basis were $38.5 million for the third quarter or 9.5% of revenue which is at the high end of our target model of 5%
to 9%.

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NOVEMBER 08, 2023 / 10:00PM, DIOD.OQ - Q3 2023 Diodes Inc Earnings Call

Now turning to our outlook, for the fourth quarter of 2023 we expect revenue to be approximately $325 million plus or minus 3%. We expect GAAP gross margin to be 35% plus or minus 1%, primarily due to higher underutilization costs on the lower expected revenue combined with less favorable product mix, from a reduction on the contribution of Automotive and Industrial revenue.

Non-GAAP operating expenses which are GAAP operating expenses, adjusted for amortization of acquisition-related intangible assets are expected to be approximately 26.5% of revenue plus or minus 1%.

We expect net interest income to be approximately $2 million. Our income tax rate is expected to be 18% plus or minus 3% and shares used to calculate EPS for the fourth quarter are anticipated to be approximately 46.6 million. Not included in these non-GAAP estimates is amortization of
$3.1 million after-tax for previous acquisitions.

With that said, I now turn the call over to Emily Yang.

Emily Yang - Diodes Incorporated - SVP of Worldwide Sales & Marketing

Thank you, Brett and good afternoon. As Dr. Liu and Gary mentioned, revenue in the third quarter was down 13.4% sequentially and below our original estimates. Our assumption of the market recovery in the quarter did not happen.

Our global POS decreased in the quarter and our channel inventory increased slightly, remained above our defined normal range of 11 to 14 weeks.
The automotive market remained relatively stable during the quarter.

Looking at the global sales in the third quarter, Asia represented 72% of revenue, Europe 18% and North America 10%. In terms of our end-market industrial was 26% of Diodes' product revenue.

Automotive remained a record 19%, computing 25% which is improved three percentage points compared to last quarter with most of the improvement driven by AI Server demand increase.

Consumer represented 18% and communication 12% of product revenue with smartphone demand especially in Asia still low, during the quarter.

Our automotive industrial end market combined at 45% of product revenue represented the sixth consecutive quarter above 40% and is five percentage points above our 2025 target.

Now let me review the end-market in greater detail. In the automotive end-market revenue and demand remained relatively stable in the third quarter. We continue to focus on expanding our content in various applications by extending our design win momentum.

During the quarter we introduced 139 new automotive-compliant products which included low voltage MOSFET products for Automotive Battery
Management System, Wi-Fi telecommunications and infotainment applications.

As the content expansion continues to increase in the automotive market the demand for managing sensor data, control information, infotainment, and power line and battery management is increasing dramatically. We introduced a series of power TVS products with a wide range of operating voltage ideal for protecting EVs and charging station applications. We're also seeing design wins for protection devices in Domain Control Units, touch panel systems, transmission control units, PCI Express Gen 4 clock generators as well as crystal oscillators in ADAS infotainment and auto-driving radar systems.

Automotive-compliant ideal diode controllers continue to have strong demand from ADAS, telematic and infotainment systems. We also secure design wings for USB Type-C solutions including USB power delivery controllers, MUX switches and Re-Drivers for in-vehicle infotainment systems.
We're also seeing increased adoption of 3.3-volt USB-C Re-Drivers, USB-C DisplayPort Alternate crossbar MUXes, and different video protocol switches in rear seat entertainment, smart cockpit, ADAS and camera monitor systems.

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NOVEMBER 08, 2023 / 10:00PM, DIOD.OQ - Q3 2023 Diodes Inc Earnings Call

In the industrial market we've begun to see broader weakness materialize with a more pronounced inventory rebalancing combined with year-end distributor inventory controls expected in the fourth quarter.

Despite the general market weakness, our team remains focused on furthering our design win momentum and new product introductions to support future growth. The industrial and automotive markets remain our top focus for expanding our content and market share to drive continued
product mix improvement and gross margin expansion over time.

To highlight a few positives during the quarter, our HDMI MUX and Re-Drivers USB Type C DisplayPort ALT ReDriver and MIPI ReDriver saw growth in commercial displays while our HDMI signal duplicators were adopted in the industrial camera system.

Silicon Carbide Schottky diodes continued to gain traction in Power Factor Correction applications for industrial adapters and medical equipment while Thyrister and SBR products gain momentum in Power-over-Ethernet, server and solar panel applications. We also continued to secure design wins for our linear LED drivers in handheld power tools and high voltage regulators in fan applications. And our piezo sounder drivers continued
to win new designs in security alarm, household smoke alarm and aftermarket dashboard alarms.

In the computing market after many quarters of inventory adjustment, we're seeing some signs of recovery with particular strength in the AI server demand. We expect POS revenue to increase sequentially in the computing market with a further recovery in the first half of next year in this market.

Our TVS protection product for USB-C data line protection, USB-C source power switches, low voltage MOSFETs, and low voltage Omnipolar Hall sensors are building momentum in notebook, desktop and docking station applications. There was also increased adoption of our connectivity and signal integrity products including MUX switches and ReDrivers for HDMI, USB-C, DisplayPort and MIPI protocols in applications including workstations, gaming, notebook, desktop, docking stations, and add-in card applications.

We're also seeing adoption of our 40 gigabit per second USB4 ReDrivers in long channel cases together with USB4 retimers and 20 gigabit per second USB Type-C DisplayPport ReD in the next generation computing platform design. Our PCI Express 3.0 packet switches are also building momentum by enabling high-speed seamless connectivity in cloud server and data centers with multiple CPU system support for cross-domain endpoints to improve reliability, availability and serviceability.

Also in the computing, our timing products continue to gain design-in/design-win momentum for server and storage applications while our PCI
Express Gen5/Gen6 clock generators and buffers were designed into AI servers.

In the communication market, we continue to secure new design wins for our timing products including clock buffers and crystal oscillators for smart NIC cards and optical transceiver modules. Our LDO family, low-voltage Omnipolar Hall sensors, low-voltage MOSFETs and data line protection products saw solid demand and new design wins for camera, I/O protection, smart cover and wireless earbug applications in the smartphone.

Lastly, in the consumer market, our bridge rectifier, Hall latch switches and TVS products continued to gain traction in home appliance applications.
Design momentum also continues for our LED drivers, SBR, Piezo sounder drivers and audio amplifier in VR headsets, TV, monitor, headphones and tracker applications. And our LDOs gain demand momentum from home monitoring camera systems while our HDMI passive, active
MUX/ReDrivers/splitters and the DisplayPort MUXes saw increased adoption in keyboard, video, monitors and mouses.

In summary, although the global demand environment remained weak and we are being impacted by inventory digestion across certain end markets, our team remains focused on driving increased design wins and new product introductions, especially in our strategic focus areas of automotive and industry. This initiative has been the foundation to our past content expansion and market share gains, and we believe also serve to position us well for a return to the growth and margin expansion in the future.

With that we now open the floor to questions. Operator?

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NOVEMBER 08, 2023 / 10:00PM, DIOD.OQ - Q3 2023 Diodes Inc Earnings Call

Q U E S T I O N S A N D A N S W E R S

Operator

Thank you. We will now begin the question-and-answer session. To ask a question (Operator Instructions). If you're using a speakerphone, (Operator
Instructions). If at any time, you question has been addressed and you would like to withdraw your question(Operator Instructions). At this time, we will pause momentarily to assemble our roster. Our first question comes from William Stein with Truist Securities.

William Stein - Truist Securities, Inc., Research Division - MD

The first is about your capital allocation strategy. There are several similar companies, let's say, diversified -- diversified companies with broad end markets, a lot of analog products. Many of them have micros. I acknowledge you don't but you're a very consistent generator of free cash flow and you've used that to continue to pay down debt for the last few quarters, I think the last maybe eight or 10 quarters perhaps. And you now have a net cash balance. Stock is down a lot from the peak. What is it going to take to see the company resume a buyback and would you consider establishing a dividend?

Brett R. Whitmire - Diodes Incorporated - CFO

Yes. So, Will, this is Brett. I think that as we've talked about before, we do view our capital strategy as essentially driving growth. Investment in growth, we've -- and we -- a key part of that is looking at M&A. A key part of that is investing back in the business that we've done. I think we've openly talked -- we've talked about our history. We have had some stock buyback programs. Back in 2015, we had a program, and then we bought
Lite-On Semiconductor, it was a buyback. We continue to look at that. From a dividend perspective, that's not something that we view on the table right now but we continue to contemplate the best use of our cash as we continue to be confident of our growth and cash generation. Yes, we just continue to consider it, absolutely.

William Stein - Truist Securities, Inc., Research Division - MD

Okay. As a follow-up, I'm hoping you can address a sort of combined question about the quarter and the outlook. I think in the press release and then also in the commentary on the call, you talked about a recovery that you expected to happen that didn't. I didn't -- perhaps my recollection of my notes just isn't all that strong, but I don't recall Q3 being guided for a recovery. And so maybe you can just refresh my memory, what recovery were you expecting that didn't materialize? And then going forward, maybe talk about when you think things settle out and start to recover and when we can start thinking about revenue returning to growth.

Emily Yang - Diodes Incorporated - SVP of Worldwide Sales & Marketing

Yes. So, William, this is Emily. I think during the Q3 earnings call, we provided the guidance, right? The guidance is actually based on a lot of assumptions for each of the market segments and some of the customers, I would say, overall situation. So, looking back, right, we compared to what we assumed in the beginning of the quarter versus the end result. We still feel like that some of the assumptions didn't realize, and we did actually assume certain recovery areas that should improve because of the channel inventory situation. So, I think that's really refers back to our assumptions. And like I said, based on the assumptions, there are certain things that we build in there, unfortunately, didn't really materialize during the quarter, right? So, I think your second question is really when do we think the business will be back to the normal range, right? So, I think that's really a crystal ball question. It's really hard to predict at this moment, market is extremely dynamic. But I think what we want to really assure is the market situation or demand decrease as well as the inventory adjustment should be short term. And we want to make sure as a company, we continue to focus on the important areas that really help us with the success in the past, right, which is really focus on the product mix improvement.
This includes by introducing more new products and continue to drive the automotive industrial contract expansion at the same time working on the manufacturing efficiency, right? So, we cannot really control the market. But with all those right things in place, we're confident that this will continue to drive our revenue improvement as well as margin improvement over time.

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NOVEMBER 08, 2023 / 10:00PM, DIOD.OQ - Q3 2023 Diodes Inc Earnings Call

Keh-Shew Lu - Diodes Incorporated - Chairman, CEO & President

This is Dr. Lu. And as I mentioned in my speech, we will continue to focus on R&D spend the money in R&D, focus on new technology, new process and new products. And this is -- we still target our vision of $1 billion of gross profit. And so short term, yes, we have some inventory problem or not. This is inventory adjustment, but for us, still need to focus on long term.

Operator

Our next question comes from David Williams with Benchmark.

David Neil Williams - The Benchmark Company, LLC, Research Division - Senior Equity Analyst

I guess maybe firstly here, just -- it seems like there's been some mixed commentary out of the automotive segment and the puts and takes around just where the exposures are and whether it's good or bad. But just kind of wondering if you could help us kind of square some of your commentary on the automotive, where you're seeing the weakness particularly in terms of geographies and whether that's I.C.E. or traditional -- excuse me,
I.C.E. or EV, anything that kind of helps us understand where the particular weakness coming from would be helpful.

Emily Yang - Diodes Incorporated - SVP of Worldwide Sales & Marketing

Yes. So, David, this is Emily. I think overall in the automotive market segment that we see, in general, the inventory level increase, right? So, we do expect some inventory rebalancing. Each customer situation can be different from the others. And each program can be a little bit different as well as down to the part number level. So unfortunately, not everything equal. But in general, we're also seeing with the inventory rebalancing coupled with certain area of demand adjustment as well, right? So as a result of this to, and I also mentioned quarter-end inventory control by some of the distributors. So, we really believe that's really compounded area that we do expect automotive is going to be under a little bit challenge in the short term. And from the regional point of view, I think for automotive, especially with strategic accounts, it's really a global approach, right? So, it's really kind of difficult to point it out to a specific region. But in general, we've seen more of the weakness from the North American and also
Europe market. So that's really what we see.

Keh-Shew Lu - Diodes Incorporated - Chairman, CEO & President

And if you look at -- we're still able to accomplish record of the 19% of the revenue. So, our automotive still continues growing while at the same time, we still continue to improve our content of the automotive. So that's the effort we are focused on, and I think we still continue success for it to increase the content.

Emily Yang - Diodes Incorporated - SVP of Worldwide Sales & Marketing

Yes. So, I think I mentioned we actually introduced 139 automotive-compliant product just in third Q. I believe second quarter is 113 and the previous quarter is actually other 79 or 80 number. So, you can actually see the focus overall for the company on driving new product introductions as well as getting into a new market area expanding our SAM and TAM will continue to be the focus.

David Neil Williams - The Benchmark Company, LLC, Research Division - Senior Equity Analyst

(inaudible) that part of WC going into the fourth quarter?

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NOVEMBER 08, 2023 / 10:00PM, DIOD.OQ - Q3 2023 Diodes Inc Earnings Call

Brett R. Whitmire - Diodes Incorporated - CFO

David, can you repeat that? You really broke up on that question. Could you repeat your question?

David Neil Williams - The Benchmark Company, LLC, Research Division - Senior Equity Analyst

Yes, my apologies. Was the UAW strike, was that any impact to you guys on the fourth quarter?

Emily Yang - Diodes Incorporated - SVP of Worldwide Sales & Marketing

Yes. I mean there's definitely indirect impact, but I think relatively, it's not a big impact.

David Neil Williams - The Benchmark Company, LLC, Research Division - Senior Equity Analyst

Okay. All right. And then just lastly for me is on the gross margin. Can you kind of maybe give us some puts and takes there and just the guidance on the margin side is down pretty -- further than we would have thought, but is it just volume? Or is this part of the service agreement that's also having an impact? And any color there would be helpful.

Emily Yang - Diodes Incorporated - SVP of Worldwide Sales & Marketing

Yes. So, I think overall, right, when we look at the margin, I talked about the product mix change a little bit. If you look at auto industrial percentage, definitely decreased a little, right? But mainly, the reason is actually due to the underloading situation under realization. Of course, that's coupled with different reasons, right? I think the long-term agreement, I mean the service agreement is part of it as well as the decrease in the revenue, right? So -- but again, right, this is the things that we really believe is a short-term challenge that we will overcome. I think the long-term focus, talking about the product mix improvement, also industrial as well as introducing new products. And we are confident that in the longer term, we'll continue to drive the revenue improvement as well as the margin improvement.

Gary Yu - Diodes Incorporated - COO

Right. And this is Gary. I would like to put some comment on the light wafer service agreements here. And basically, there's really nothing we can control for our customer demand, okay, and the loading here. But what we really think control is that we're aggressively loading our stuff and then qualified our process and technology in these two wafer fabs that we acquired a couple of years ago. And that's really the things we want to focus on and you're going to see the process in the future at a more loading to resolve the underloading situation surely like that way.

Operator

The next question comes from Gary Mobley with Wells Fargo Securities.

Gary Wade Mobley - Wells Fargo Securities, LLC, Research Division - Senior Analyst

Hi, everyone. I hope you're surviving the early morning wake up. Appreciate you going this time in Taiwan. So probably what's on most people's minds is how 2024 looks, and I'm sure you're not going to go there, but maybe if you can give us a sense of maybe sort of the exaggerated seasonal patterns you might see to start the year or maybe even different -- some of the atypical seasonal patterns that might unfold during the year considering the inventory drain that has to take place.

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NOVEMBER 08, 2023 / 10:00PM, DIOD.OQ - Q3 2023 Diodes Inc Earnings Call

Emily Yang - Diodes Incorporated - SVP of Worldwide Sales & Marketing

Yes. I think, Gary, with the market dynamics that's going on, I think it's hard to put a seasonality picture anymore, right? Just looking at 2023, it is a little bit over the map, right? So, I think in general, we're still hopeful that the market demand situation as well as inventory readjustment is going to be over. So, we still think that's going to be a short-term issue. Again, right, since it's short term, we want to continue to focus on the important things that can get Diodes to be more successful down the road, right? So that's what we really see. I think first half is definitely a visibility and challenge in front of us. So, we're definitely hoping for a second half improvement.

Gary Wade Mobley - Wells Fargo Securities, LLC, Research Division - Senior Analyst

Okay. So, I would assume that you're trying to maximize your manufacturing load, just like your competitors are in the soft macro environment.
And so related to that, how is pricing holding up on a like-for-like product basis, given that maybe people are a little looking through the nooks and crannies for all types of business at this point in time?

Emily Yang - Diodes Incorporated - SVP of Worldwide Sales & Marketing

Yes. So, I think in general, right, price is always driven by demand and supply, right? When the demand is a little bit weak and with a little bit more supply, there's definitely some shift in that dynamic. But what we're still seeing, majority of the price pressure is really coming from the deep commodity area, and the advanced or differentiated unique product overall still much better. So again, right, based on this, which is nothing new that we've been talking about. So, we'll continue to focus on the new differentiated new products, right, which is referred back to the product mix initiative improvement that we have been focusing on for the last number of years already, right? So that will continue to be the direction and focus overall for the company.

Gary Wade Mobley - Wells Fargo Securities, LLC, Research Division - Senior Analyst

Yes. If I could just sneak one more in.

Gary Yu - Diodes Incorporated - COO

I would like to put some comment on that other than the price pressures that we're facing up. And again, that really all we can control is try to drive manufacturing costs down and efficiencies in that way. So that we can take advantage of those kind of savings activity initiative to save those price issues and price pressures from the front market.

Gary Wade Mobley - Wells Fargo Securities, LLC, Research Division - Senior Analyst

Okay. Brett, if I can sneak one in. You're essentially guiding your OpEx to decrease roughly $10 million sequentially. Is that anything structural or permanent? Or is it just lower bonus accruals and some other variable items?

Brett R. Whitmire - Diodes Incorporated - CFO

Yes. So basically, you have -- if you look at some of our trend across the year, as you -- we start to see some of the revenue trend, you can see the actions that we're taking to bring our employee spend in line with that. We're also -- you could see some restructuring charges we took in third quarter as we consolidated some stuff and various actions we're taking, and I think you'll continue to see things we're doing to drive and be stronger as we work through this cycle and continue to stay focused on kind of the -- when you look back a year ago, when we were hitting $500 million, we were right on top of our model. And as we think about going forward, we're going to tighten the belt during this cycle to be stronger and then get in a better position as we go forward and continue to work to enable ourselves to grow back into that.

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NOVEMBER 08, 2023 / 10:00PM, DIOD.OQ - Q3 2023 Diodes Inc Earnings Call

Operator

Our next question comes from Tristan Gerra with Baird.

Tyler Bomba - Robert W. Baird & Co. - Equity Research Analyst

This is Tyler Bomba on for Tristan. You touched on some of the near-term dynamics on pricing. Could you talk about maybe what your expectations for pricing are into next year?

Emily Yang - Diodes Incorporated - SVP of Worldwide Sales & Marketing

Yes. So, I think, Tristan, I think pricing is dynamic, right? There's different product categories. There are different competitors that we are facing.
And each of the area can be a little bit different versus the other. I think the end market is also a key factor. So, in general, you see more of this tighter price pressure coming from the maybe consumer more on the computing area because the volume is demand driven, right? So, I think in general, right, we believe with the new product introductions and with the focus of the content expansion in auto and industrial. And together with the manufacturing efficiency can help us to weather further from the price pressure and with the long-term margin improvement, right? So,
I think in general, that's what we see overall in the market.

Tyler Bomba - Robert W. Baird & Co. - Equity Research Analyst

Great. And then before this current quarter that you just reported, when was the last time that you had underutilization charges? And what does that tell us about where we're at in the cycle?

Gary Yu - Diodes Incorporated - COO

Yes. Actually, we do not disclose too much information about those kind of analysis that to our clients at this moment here, but we do see that the utilization situation happening is like the third quarter. And then we -- and again, as I emphasize in the previous question here, so we really cannot control the demand from our client, okay? But what we can do, we try to continue to driving our process in the product qualification in that particular wafer fab that we can load it up and to avoid that kind of underutilization situation happening again a year.

Keh-Shew Lu - Diodes Incorporated - Chairman, CEO & President

Well, if you are looking at the underloading program or unloaded, I need to separate from two aspects. One is underloaded due to our service agreement, okay, due to -- when we do the acquisition for the operations, then we have a service agreement. And that -- what we are doing is develop our own technology and porting our own product to continually speed up the underloaded effect, okay? So that's one direction. The other direction due to the underloading is our own manufacturing and due to our own loadings, then we slow down the capacity expansion. So, you can see that's why the CapEx for the manufacturing capability or capacity was reduced. That expansion was reduced. That's the way -- that's why
Brett mentioned we cut down our CapEx. And -- but at the same time, I think dropping the price may not be at a good solution because if the markets slow down -- and you cannot just drop the price and try to gain more loadings, okay? So most important is the product mix and new products. See, if you can focus on new products and win the product mix, then maybe short term we don't solve it. But from long-term strategy, strategic direction, this is what we need to do to get it for -- independent to the market. So, if you're going to differentiate your products, and like automotive, it cannot be easily depressed or lose share to other people. So, the whole thing would be the capacity utilization due to the customer demand, not due to the losing the share, okay? So, this is the strategic direction we are focused on is more new products, more automotive, industrial, more differentiated type of products to resolve the capacity issues. But dropping the product or price will not be a good solution.

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NOVEMBER 08, 2023 / 10:00PM, DIOD.OQ - Q3 2023 Diodes Inc Earnings Call

Operator

As we have no further questions, this concludes our question-and-answer session. I would like to turn the conference back over to Dr. Lu for any closing remarks.

Keh-Shew Lu - Diodes Incorporated - Chairman, CEO & President

Thank you for your participation on today's call. Operator, now you can disconnect.

Operator

The conference has now concluded. Thank you for attending today's presentation. You may all now disconnect.

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